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                                                                    Exhibit 10.2

                       Executive Long Term Incentive Plan

                               Aurora Foods, Inc.

                            Effective January 1, 2002

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Contents

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
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Article 1.   Establishment, Objectives, and Duration                          3

Article 2.   Definitions                                                      3

Article 3.   Administration                                                   5

Article 4.   Cash-Based Awards, Performance Periods and Eligibility           6

Article 5.   Termination of Employment                                        7

Article 6.   Cash-Based Award Funding                                         7

Article 7.   Timing of Cash-Based Award Payments                              7

Article 8.   Deferrals                                                        8

Article 9.   No Employment or Participation Rights                            8

Article 10.  Change in Control                                                8

Article 11.  Amendment, Modification, and Termination                         8

Article 12.  General Provisions                                               9
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                                AURORA FOODS INC.

                       EXECUTIVE LONG-TERM INCENTIVE PLAN

Article 1.   Establishment, Objectives, and Duration

         1.1 Establishment of the Plan. Aurora Foods Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes a long-term incentive plan to be known as the "Aurora Foods Inc. Executive Long Term Incentive Plan" (hereinafter referred to as the "Plan), as set forth in this document. The Plan permits the grant of Cash-Based Awards to Participants for sustained business performance over successive three (3) year periods.

         The Plan shall become effective as of January 1, 2002 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

         1.2 Objectives of the Plan. The objectives of the Plan are to reward sustained business performance over successive three year cycles and to provide competitive based compensation to Participants.

         1.3 Duration of the Plan. The Plan shall commence as of the Effective Date and shall remain in effect until such time as the Board of Directors shall amend or terminate the Plan.

Article 2.   Definitions

         Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

         2.1 "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

         2.2 "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Cash-Based Awards granted under this Plan.

         2.3 "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         2.4 "Board" or "Board of Directors" means the Board of Directors of the Company.

         2.5 "Cash-Based Award" means a right as determined by the Board to receive a deferred payment of cash based on sustained business performance during a Performance Period as provided in Article 4 hereof.

         2.6 "Cause" means with respect to any Participant: (A) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a

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written demand for substantial performance is delivered by the Company to the
Participant which specifically identifies the manner in which the Participant has not substantially performed the Participant's duties, or (B) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this definition, no act or failure to act on the part of the Participant shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Company.

         2.7 "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied.

         (a) Any corporation, person or other entity (other than the Company, a majority-owned Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or members of the Board on the date the Plan is approved by the stockholders of the Company), including a "group" as defined in Section 13(d)(3) of the Exchange Act becomes the Beneficial Owner of stock representing more that twenty-five percent (25%) of the voting power of the Company (other than by consolidation or merger); or

         (b) Within any twenty-four (24) consecutive month period, persons who were members of the Board immediately prior to such twenty-four (24) month period, together with any persons who were first elected as Directors (other than as a result of any settlement or proxy or consent solicitation contest or any action taken to avoid such a contest) during such twenty-four (24) month period by or upon the recommendation of persons who were members of the Board immediately prior to such twenty-four (24) month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board.

         2.8  "Code" means the Internal Revenue Code of 1986, as amended.

         2.9 "Committee" means the Human Resource Committee of the Board of Directors.

         2.10 "Company" means Aurora Foods Inc., a Delaware corporation, and any successor thereto as provided in Section 12.5 hereof.

         2.12 "Covered Employee" means a Participant who, as of the date of payment of a Cash-Based Award is one of the group of "covered employees" as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

         2.13 "Director" means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company shall be considered an Employee under the Plan.

         2.14 "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, as determined by the Board in good faith upon receipt and reliance on sufficient competent medical advice.

         2.15 "Effective Date" shall have the meaning ascribed to such term in
Section 1.1 hereof.

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         2.16 "Employee" means any employee of the Company or its Subsidiaries or Affiliates.

         2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.18 "Executive Officers" means those officers designated as executive officers by the Board for purposes of the Exchange Act.

         2.19 "Participant" means an Employee who has been selected to receive a Cash-Based Award or who has outstanding a Cash-Based Award granted under the Plan.

         2.20 "Performance Period" means a three year period during which certain performance goals set by the Board are to be met.

         2.21 "Person" shall have the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

         2.22 "Plan" means this Aurora Foods Inc. Executive Long-Term Incentive Plan.

         2.23 "Retirement" means termination of employment with eligibility for normal, early or disability retirement benefits under the terms of any pension or retirement plan adopted by the Company and specified by the Board, as amended and in effect at the time of such termination of employment.

         2.24 "Subsidiary" means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest, whether now or hereafter existing, as that term is defined in sections 424(f) of the Code.

Article 3.    Administration

         3.1 General. The Board shall administer the Plan unless and until the Board delegates administration to the Committee, as provided in Section 3.3 hereof.

         3.2 Power of the Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

              (i) To determine from time to time which of the Employees shall be granted Cash-Based Awards; when and how each Cash-Based Award shall be granted; the provisions of each Cash-Based Award granted (which need not be identical), including the applicable performance goals, the time or times when a person shall be permitted to receive cash pursuant to a Cash-Based Award; and the amount of cash with respect to which a Cash-Based Award shall be granted to each such person;

              (ii) To construe and interpret the Plan and the Cash-Based Awards granted under it, and to establish, amend and revoke rules and regulations for its

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                     administration. The Board, in the exercise of this power,
                     may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

              (iii)  To amend the Plan or a Cash-Based Award as provided in
                     Article 11;

              (iv)   To terminate or suspend the Plan as provided in Article 11;
                     and

              (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

         3.3 Delegation to Committee. The Board may delegate administration of the Plan to the Committee. If administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may revest in the Board the administration of the Plan at any time. Notwithstanding the foregoing, any grant of a Cash-Based Award to an Executive Officer must be made by the Board.

         3.4 Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

Article 4. Cash-Based Awards, Performance Periods and Eligibility.

         4.1 Cash-Based Awards. Cash-Based Awards shall consist of monetary units to be paid in cash in the event that certain performance goals established by the Board are achieved during a specified Performance Period. The goals established by the Board may include any one or more of the following: earnings of the Company before interest, taxes, depreciation and amortization; continued service with the Company; return on average total capital employed; earnings per share; or such other goals as may be established by the Board. The Board retains the discretion to adjust the goals and the Cash-Based Awards to take into account the effects of acquisitions and divestitures. In the event the minimum goal is not achieved at the conclusion of the specified Performance Period, no payment shall be made to the Participant. Payment of the earned Cash-Based Award shall be in cash at the time set forth in Article 7 hereof in a single sum or in periodic installments as the Board in its sole discretion determines. Pursuant to Section 8 hereof, Participants shall be permitted to defer any earned Cash-Based Awards, at the Participant's election, to a non-qualified deferred compensation plan.

         4.2 Performance Periods. The first Performance Period under the Plan shall commence on January 1, 2002 and end on December 31, 2004; the second Performance Period

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shall commence on January 1, 2003 and end on December 31, 2005; and so forth for so long as the Board shall determine.

         4.3 Eligibility. Cash-Based Awards may only be granted to Employees who execute Award Agreements.

Article 5.    Termination of Employment

         5.1 In the event a Participant voluntarily terminates his employment for any reason (other than death, Disability or Retirement or pursuant to Section 5.3 hereof) or is terminated for Cause prior to the end of any Performance Period, the Cash-Based Award for that Performance Period shall terminate and no payment shall be made to the Participant.

         5.2 In the event of the death, Disability or Retirement of a Participant after the second year and prior to the end of any Performance Period, the Participant or the Participant's estate shall receive cash payments for the Cash-Based Awards at the time set forth in Article 7 hereof for each Performance Period in a pro rata amount based on (i) the length of time that has elapsed for each Performance Period as of the date of death or disability and
(ii) the actual achievement of each performance goal, other than continued service with the Company, based on the Company's performance during each such Performance Period.

         5.3 In the event a Participant's employment is terminated due to a reduction in work force (as determined by the Board) after the second year and prior to the end of any Performance Period, the Participant shall receive cash payments for the Cash-Based Awards at the time set forth in Article 7 hereof for each Performance Period in a pro rata amount based on (i) the length of time that has elapsed for each Performance Period as of the date of termination and
(ii) the actual achievement of each performance goal other than continued service with the Company.

Article 6     Cash-Based Award Funding

         Amounts used to fund the payment of Cash-Based Awards pursuant to the Plan will not be segregated by the Company in any way and will be subject to attachment by the Company's general creditors.

Article 7.    Timing of Cash-Based Award Payments

         Except as otherwise provided in the Award Agreement, the Board shall certify achievement of the performance goals for Cash-Based Awards at its meeting following receipt of the Company's audited financial statements for the Performance Period for such Cash-Based Awards and shall direct the payment of such Cash-Based Awards, in a single sum or in periodic installments, within forty-five days of such Board meeting.

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Article 8.    Deferrals

         Prior to the end of the first year of any Performance Period, a Participant may defer up to 100% of the Cash-Based Award for such Performance Period to a non-qualified deferral plan of the Company in accordance with terms and conditions established by the Board. Notwithstanding the foregoing, deferrals of Cash-Based Awards not paid prior to or upon termination of employment shall terminate.

Article 9.    No Employment or Participation Rights

         Nothing in the Plan, any Award Agreement or other document executed or Cash-Based Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Cash-Based Award was granted or shall affect the right of the Company or an Affiliate to terminate the employment of a Participant with or without notice and for any reason. No Employee shall have the right to be selected as a Participant in this Plan, or, having been so selected in one Performance Period, to be selected in a future Performance Period.

Article 10.   Change in Control

         10.1 Treatment of Outstanding Cash-Based Awards. Upon the occurrence of a Change in Control, unless (a) otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or (b) otherwise provided in the Award Agreement, all outstanding Cash-Based Awards shall be deemed to have been earned as of the effective date of the Change in Control. Notwithstanding any other provision of this Plan or of any Award Agreement, Participants shall receive cash payments within thirty days following the effective date of the Change in Control, in amount based on (i) the length of time that has elapsed for each Performance Period as of the effective date of the Change in Control and (ii) the deemed achievement of all performance goals to the fullest extent permitted by the Award Agreement.

         10.2 Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or of any Award Agreement, the provisions of this Article 10 may not be terminated, amended, or modified on or after the date of a Change in Control to adversely affect any Cash-Based Award theretofore granted under the Plan without the prior written consent to the Participant with respect to said Participant's outstanding Cash-Based Awards; provided, however, the Board may terminate, amend, or modify this Article 10 at any time and from time to time prior to the date of a Change in Control.

Article 11.   Amendment, Modification, and Termination

         11.1 Amendment, Modification, Suspension and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, amend, modify, suspend, or terminate the Plan in whole or in part.

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         11.2 Adjustment of Cash-Based Awards. The Board may make adjustments in the terms and conditions of, and the performance goals for, Cash-Based Awards (including, without limitation, the provisions of Article 10 hereof) whenever the Board determines that such adjustments are appropriate in order to reflect acquisitions, divestitures, changes in external factors affecting the Company and similar circumstances so as to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         11.3 Compliance with Code Section 162(m). Notwithstanding anything contained hereof to the contrary, in the event that a Cash-Based Award shall be ineligible for treatment as "other performance based compensation" under Section 162(m) of the Code, the Board, in its sole discretion, shall have the right, with respect to any Executive Officer who is, in the year any Cash-Based Award becomes deductible by the Company a Covered Employee, to defer, in whole or in part, such Executive Officer's receipt of such Cash-Based Award until the Executive Officer is no longer a Covered Employee or until such time as shall be determined by the Board; provided, however, that the Board may effect such a deferral only in a situation in which the Company would be prohibited a deduction under Section 162(m) and such deferral shall be limited to the portion of the Cash-Based Award that is not deductible.

         11.4 Stockholder Approval. The Board may, in its sole discretion, submit the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on deductibility of compensation paid to Covered Employees.

Article 12.   General Provisions.

         12.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         12.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         12.3 Tax Withholding. The Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under the Plan.

         12.4 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he or she receives any or all such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence

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of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

         12.5 Successors. All obligations of the Company under the Plan with respect to Cash-Based Award granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         12.6 Requirements of Law. The granting of Cash-Based Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         12.7 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

         This Plan is hereby adopted by the Board of Directors of the Company as of the first day of January, 2002.

Aurora Foods Inc.

By:    /s/ Paul Graven
       --------------------------
Name:  Paul Graven
Title: Senior Vice President-Human Resources

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